Exhibit 10.13


April 18, 2OO7


To Whom it May Concern:

The undersigned hereby resign as a director of SurgiLight, Inc., including all offices and committee positions, in SurgiLight effective upon receipt of funding by GEM under the Series B Convertible Preferred Stock Purchase Agreement and SurgiLight Credit Agreement by and between SurgiLight, Inc. and GEM SurgiLight Investors, LLC. We wish the Company well as it proceeds in the field of presbyopia reversal.


Sincerely,


/s/ Colette Cozean				/s/ Stuart Michelson
------------------                              --------------------
Colette Cozean, Ph.D.				Stuart Michelson, Ph.D.
Chairwoman and CEO				Director and CFO


/s/ Ron Higgins					/s/ Richard Ajayi
---------------	                                -----------------
Ron Higgins					Richard Ajayi, Ph.D.
Director, Chair of Audit Committee		Director Member of Audit Committee


/s/ Robert J. Freiberg
----------------------
Robert I. Freiberg, Ph.D.
Director, Member of Compensation Committee